Exhibit 99.1

Sentinel Energy Services Inc. Announces Cancelation of Stockholder Meeting and Redemption of Public Shares

HOUSTON, TX, November 6, 2019 - Sentinel Energy Services Inc. (the “Company”) (Nasdaq: STNL), an energy-focused special purpose acquisition company, today announced that its board of directors has determined to cancel its special meeting of stockholders that was scheduled for November 6, 2019 and to redeem all of its outstanding shares of Class A common stock (the “public shares”), effective as of the close of business on November 7, 2019, because the Company will not consummate an initial business combination within the time period required by its certificate of incorporation (the “Charter”).

Pursuant to the Charter, if the Company does not consummate an initial business combination by November 7, 2019, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the public shares is expected to be approximately $10.29 (the “Redemption Amount”).

The Company anticipates that the public shares will cease trading as of the open of business on November 8, 2019 in order to allow time for the settlement of trades. As of the close of business on November 7, 2019, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial stockholders have waived their redemption rights with respect to the outstanding common stock issued prior to the Company’s initial public offering.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities.

About Sentinel Energy Services Inc.

Sentinel Energy Services Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Contact:

Kent Jamison

700 Louisiana Street, Suite 2700

Houston, Texas 77002

(281) 407-0686